EXHIBIT 32

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certify, in his capacity as an officer of Inventure Foods, Inc. (the “Company”), that, to his knowledge:

1.

The Quarterly Report on Form 10-Q for the period ended September 30, 2017 of the Company (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Ug
Date November 9, 2017

/s/ Terry McDaniel
Terry McDaniel
Chief Executive Officer
(Principal Executive Officer)

/s/ Steve Weinberger
Steve Weinberger
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Inventure Foods, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section.  Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Inventure Foods, Inc. specifically incorporates it by reference.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Inventure Foods, Inc. and will be retained by Inventure Foods, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.